SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2010

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Executive and Directors’ Resource Committee (Compensation Committee) of the Board of Directors of Central Valley Community Bancorp (Company) approved payment of annual incentive bonus awards to each of the Company’s executive officers in respect to their individual performance for the year ended December 31, 2009.  The annual incentive awards were made pursuant to the Company’s Senior Management Incentive Plan for senior management and pursuant to the Employment Contract for the President and Chief Executive Officer as disclosed in the Company’s 2009 Proxy Statement.

The following awards were granted:

Daniel J. Doyle, President and CEO	$135,850
Bryan Hyzdu, Senior Vice President, San Joaquin County Region	$28,185
David A. Kinross, Senior Vice President and CFO	$33,114
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	$24,197
Thomas L. Sommer, Senior Vice President, Credit Administrator	$27,009
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	$25,567

The Committee also approved increases in the annual base salaries of Messrs. Kinross, Quisenberry, Sommer and Ms. Shaw. Messrs. Doyle and Hyzdu's salaries remained unchanged. The Committee approved the following base salaries effective to February 1, 2010:

Daniel J. Doyle, President and CEO	$295,000
Bryan Hyzdu, Senior Vice President, San Joaquin County Region	$192,074
David A. Kinross, Senior Vice President, CFO	$175,000
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	$185,600
Thomas L. Sommer, Senior Vice President, Credit Administrator	$175,000
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	$149,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: March 12, 2010	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)